EXHIBIT 23.1
------------


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


We consent to the use in Amendment No. 1 to Form SB-2/A Registration Statement (File No. 333-114564) under the Securities Act of 1933,as amended, of Achievers Magazine, Inc. (a Nevada corporation) of our independent auditor's report dated December 4, 2003, relating to the consolidated balance sheet of Achievers Magazine, Inc and Subsidiary as of July 31, 2003 and the related consolidated statements of operations and comprehensive loss and cash flows for the period from February 13, 2003 (date of incorporation) through July 31, 2003, accompanying the financial statements contained in such Form SB-2 Registration Statement Under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                                         /s/ S. W. HATFIELD, CPA

Dallas, Texas
August 30, 2004